Exhibit 10.1

LIMITED WAIVER AND ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS LIMITED WAIVER AND ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of October 26, 2016 by and among VANGUARD NATURAL GAS, LLC, a Kentucky limited liability company (the “Borrower”), as the Borrower under and as defined in the Credit Agreement (defined below), CITIBANK, N.A., in its capacities as the Administrative Agent (under and as defined in such Credit Agreement and Issuing Bank (under and as defined in such Credit Agreement), and each Lender (under and as defined in such Credit Agreement) appearing on the signature pages hereto (such Lenders, the “Consenting Lenders”).
R E C I T A L S
A.    Reference is hereby made to (i) that certain Third Amended and Restated Credit Agreement dated as of September 30, 2011 (as in effect immediately prior to the effectiveness of this Agreement, the “Original Credit Agreement” and, as otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms used herein but not otherwise defined having the meanings assign to them therein), by and among Vanguard Natural Gas, as the Borrower, CITIBANK, N.A., in its respective capacities as the Administrative Agent and Issuing Bank, and the Lenders party thereto from time to time and (ii) that certain Limited Waiver to Third Amended and Restated Credit Agreement (the “Waiver”), dated as of September 30, 2016 by and among the Borrower, Citibank, N.A, in its respective capacities as the Administrative Agent and Issuing Bank and each Lender signatory thereto (the “Waiver Consenting Lenders”).
B.     Pursuant to the Waiver, the Borrower requested that the Lenders waive the occurrence of the Specified Defaults (as defined in the Waiver) and the Administrative Agent and the Waiver Consenting Lenders agreed to waive such Specified Defaults upon the terms and conditions described in the Waiver.
C.    In connection with the Waiver, the Parent informed the Administrative Agent, the Lenders and the Issuing Bank of its election to pay the interest payment due and payable on October 1, 2016 in respect of, and as required by the terms and provisions of the Parent’s 7.875% Senior Notes due 2020 (such Senior Notes, as in effect on the date hereof, the “2020 Notes” and such required payment, the “October 2016 Interest Payment”) during the 30-day grace period provided for payment thereof in section 12 of the Subject Notes, which election resulted in an automatic Event of Default under Section 10.01(f) of the Credit Agreement and Default under Section 10.01(g) of the Credit Agreement as of October 1, 2016 (such Default and Event of Default are referred to herein, collectively, as the “Existing Events of Default”).
D.    Section 10.01(s) of the Credit Agreement provides that an Event of Default shall occur and be continuing if any Loan Party makes any payment in respect of any Senior Notes or Second Lien Debt when Borrower’s Liquidity (giving pro forma effect to such payment) is less than $50 million.
E.    Parent’s (i) 2020 Notes require the payment of the October 2016 Interest Payment and (ii) 8.375% Senior Notes due 2019 (such Senior Notes, as in effect on the date hereof, the “2019 Notes” and, together with the 2020 Notes, the “Subject Notes”) require a scheduled payment of interest on December 1, 2016 (the “December 2016 Interest Payment” and, together with the October 2016 Interest Payment, the “Subject Interest Payments”).
F.    Borrower informed the Agent and the Lenders that the Borrower will be unable to maintain Liquidity in excess of $50 million, as required by Section 10.01(s) of the Credit Agreement, giving pro forma effect to the Subject Interest Payments, which failure to maintain Liquidity, upon the payment of the Subject Interest Payments, will result in an Event of Default or Events of Default under Section 10.01(s) of the Credit Agreement (any such Event of Default, a “Prospective Event of Default” and, collectively, the “Prospective Events of Default” and, together with the Existing Events of Default, the “Subject Defaults”).
G.    The Borrower requests that the Lenders waive the Subject Defaults.
H.    The Administrative Agent informed the Borrower that, in respect the Scheduled Redetermination under, and in accordance with, Section 2.07(b) of the Credit Agreement relating to the Reserve Report dated June 30, 2016, (i) on October 18, 2016, the Administrative Agent delivered its proposal to the Borrower and the Lenders to decrease the Borrowing Base to $1,100,000,000, to be effective (subject to the approval of the Required Lenders) on November 3, 2016 and (ii) to the extent the Borrowing Base is decreased (whether to $1,100,000,000 or any other number lower than the Borrowing Base in effect on the date hereof, as approved by the Required Lenders) as described in clause (i), such decrease shall result in a Borrowing Base Deficiency. Borrower informed the Administrative Agent that it intends, pursuant to the terms of Section 3.04(c)(ii) of the Credit Agreement, to make principal prepayments in an aggregate amount equal to such Borrowing Base Deficiency in six equal monthly installments, with the first such estimated installment to be prepaid as a condition precedent to this Agreement.
I.    The Borrower further informed the Agent, the Issuing Bank and the Lenders that the Borrower desires to amend the Original Credit Agreement and amend, restate and terminate the Waiver as more specifically set forth herein.
J.    The Issuing Bank, and Consenting Lenders, which Consenting Lenders constitute the Required Lenders under the Credit Agreement, agree, subject in all respects to the terms and conditions set forth herein, to a limited waiver of the Subject Defaults, the amendment, restatement and termination of the Waiver and the amendments to the Original Credit Agreement, in each case as more specifically set forth herein.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Limited Waiver.
(a)    Subject in all respects to the terms and conditions set forth in this section 1(a) and the other terms and conditions of this Agreement, the Issuing Bank and the Consenting Lenders hereby waive the Existing Events of Default; provided that the limited waiver in this section 1(a) shall be void, ab initio, (i) if the Parent does not pay, or cause the payment of, the October 2016 Interest Payment on or prior to October 31, 2016 or (ii) prior to the payment of the October 2016 Interest Payment, if any Default or Event of Default (other than the Subject Defaults) has occurred and is continuing.
(b)    Subject in all respects to the terms and conditions set forth in this section 1(b) and the other terms and conditions of this Agreement, the Issuing Bank and the Consenting Lenders hereby waive the Prospective Events of Default; provided that the limited waiver in this section 1(b) shall be void, ab initio, if (i) (A) the Parent does not pay, or cause the payment of, the October 2016 Interest Payment on or prior to October 31, 2016 or (B) the Parent does not pay, or cause the payment of, the December 2016 Interest Payment on or prior to December 1, 2016 or (ii) at any time prior to the payment of the October 2016 Interest Payment and the December 2016 Interest Payment, any Default or Event of Default (other than the Subject Defaults) has occurred and is continuing.
Except as expressly set forth above in this section 1, nothing herein is intended to affect the continuing obligations of the Loan Parties to comply with, or the continuing rights of the Lenders, the Issuing Bank and the Administrative Agent with respect to, any provision of the Credit Agreement and/or any other Loan Documents.
Section 2.    Amendment to Original Credit Agreement. Subject to the satisfaction of the conditions set forth in section 5 hereof, effective on and as of the date hereof:
(a)    Section 1.02 of the Original Credit Agreement shall be amended by adding the following definitions in alphabetical order thereto:
“Account Control Agreement” shall mean, in respect of any Deposit Account, securities account and commodities account, any agreement which is effective to grant to the Administrative Agent “control” (as defined in the Uniform Commercial Code, as in effect in the jurisdiction to which any such account is subject) over any such account, executed and delivered by, inter alios, the institution maintaining such account, in each case, in form and substance reasonably acceptable to the Administrative Agent.
“Budget” means a 13-week cash flow report forecasting the Borrower’s budget that was initially delivered to the Administrative Agent and the Lenders on September 30, 2016 (as supplemented on a rolling 13-week basis from time to time), in form and substance satisfactory to the Administrative Agent.
“Deposit Account” has the meaning assigned to such term in the Security Agreements.
“Eleventh Amendment” means that certain Limited Waiver and Eleventh Amendment to Third Amended and Restated Credit Agreement, dated as of October 26, 2016, by and among the Borrower, the Administrative Agent, the Issuing Bank and the Lenders party thereto.
“Eleventh Amendment Effective Date” means October 26, 2016.
“Excluded Property” has the meaning assigned to such term in the Security Agreements.
“Liquidate” or “Liquidation” means, with respect to any Swap Agreement, (a) the sale, assignment, novation, unwind or termination (whether upon the maturity thereof or otherwise) of all or any part of such Swap Agreement (including, without limitation, any transaction thereunder) or (b) the creation of an offsetting position against all or any part of such Swap Agreement.
“Midstream Assets” means any Property (including, without limitation, contracts, rights of way, easements, surface leases, surface use agreements, permits, pipelines, flow lines, meters, facilities, tank batteries and electrical generation sources) comprising the business of (a) processing, gathering, storing, transporting, treating and/or marketing of Hydrocarbons or (b) processing, gathering, storing, transporting, treating and/or disposal of fresh or produced water; provided that the foregoing shall exclude any of the Borrower’s and its Subsidiaries’ Property, determined as of the Eleventh Amendment Effective Date, located in the State of Alabama, to the extent that, and for so long as, the grant or perfection of a security interest therein would result in materially adverse tax consequences, solely to the extent such tax consequences have a disproportionate burden or cost to the benefit accruing to the Secured Parties.
“Net Cash Proceeds” means with respect to (x) any sale, assignment, farm-out, conveyance, transfer or other disposition or casualty event or (y) the Liquidation, close-out or other similar action in respect of any transaction arising under any Swap Agreement, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale) and (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such sale, assignment, farm-out, conveyance, transfer or other disposition or casualty event (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), which shall, in each case, be reasonably acceptable to the Administrative Agent.
(b)    Section 3.04(c) of the Original Credit Agreement is hereby amended and restated as follows:
“(c) Mandatory Prepayments.
(i) If, after giving effect to any termination or reduction of the Aggregate Commitments pursuant to Section 2.06(b) or for any other reason not otherwise described in and cured in accordance with clause (ii) below, the total Revolving Credit Exposures exceeds the Aggregate Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

(ii) If, upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07(b), (c) or (d) or pursuant to Section 8.13(c), a Borrowing Base Deficiency exists, then the Borrower shall either prepay the Borrowings in an aggregate principal amount equal to such deficiency, or provide additional Mortgaged Property to secure Obligations having a Recognized Value equal to or greater than the amount of such deficiency (or the remaining balance of such deficiency after any prepayments), and if any deficiency remains after prepaying all of the Borrowings or providing additional Mortgaged Property as a result of any LC Exposure, the Borrower shall pay to the Administrative Agent on behalf of the Lenders an amount equal to such deficiency to be held as Cash Collateral as provided in Section 2.08(j). The Borrower shall be obligated to make any such principal prepayment or deposit of Cash Collateral in an amount equal to such deficiency within 30 days, or in six monthly installments beginning within 30 days, following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs, and/or to provide additional Mortgaged Property within 30 days following its receipt of such New Borrowing Base Notice or the date such adjustment occurs; provided that all payments and/or deposits required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.

(iii) if any Loan Party receives any Net Cash Proceeds from the consummation, whether in a single transaction or a series of transactions, of any sale, assignment, farm-out, conveyance, transfer or other disposition of any Loan Party’s Property (other than the sale of Hydrocarbons in the ordinary course of business as permitted by Section 9.12), the Borrower shall repay an aggregate principal amount of outstanding Borrowings on a (pro rata basis) equal to 100% of such Net Cash Proceeds (less any prepayments from such Net Cash Proceeds made pursuant to clause (i) or clause (ii) of this Section 3.04(c)) within one (1) Business Day after any Loan Party’s receipt or realization of such Net Cash Proceeds.

(iv) Notwithstanding anything to the contrary in clause (iii) of this Section 3.04(c), if any Loan Party receives or realizes any Net Cash Proceeds from the monetization, Liquidation, close-out or other similar equivalent action taken by any Loan Party in respect of any transaction arising under any Swap Agreement to which any Loan Party is a party, the Borrower shall repay an aggregate principal amount of outstanding Borrowings (on a pro rata basis) equal to 100% of such Net Cash Proceeds (without giving effect to any voluntary election, or action, directly or indirectly, having the same effect as a voluntary election, of a Loan Party (other than an election to Liquidate the subject hedge transaction)) to net or set-off amounts against such Net Cash Proceeds, less any prepayments from such Net Cash Proceeds made pursuant to clause (i) or clause (ii) of this Section 3.04(c).

(v) Upon incurrence of any Second Lien Debt, the Borrower shall prepay the Borrowings on the date of such incurrence in an aggregate principal amount equal to the net cash proceeds (after ordinary and customary direct costs incurred in connection with such Second Lien Debt incurrence) received by Borrower.

(vi) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(vii) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02. Notwithstanding anything to the contrary herein, any prepayment pursuant to clauses (iii) and (iv) of this Section 3.04 shall first be applied to any Borrowing Base Deficiency outstanding as of the date of such receipt (including any installments in respect thereof in direct order of due date).”

(c)    Section 7.16 of the Original Credit Agreement is hereby amended by adding the following clause (f) thereto:
“(f) Each Loan Party has good and defensible title to its Midstream Assets free and clear of all Liens except Liens permitted by Section 9.03.”
(d)    Section 7.17 of the Original Credit Agreement is hereby amended by amending and restating the last sentence of Section 7.17 of the Original Credit Agreement in its entirety as follows:
“All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures, equipment and all other Midstream Assets owned in whole or in part by the Borrower or any of the Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of the Subsidiaries, in a manner consistent with the Borrower’s or the Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).”
(e)    Section 7.24 of the Original Credit Agreement is hereby amended by adding the following sentence immediately prior to the last sentence occurring in such Section:
“When the Mortgages covering the Midstream Assets are filed in the offices of the countries where such Midstream Assets are located, such Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and all of the Loan Parties’ Midstream Assets and the proceeds thereof, in each case prior and superior in right to any Person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 9.03.”
(f)    Section 8.01 of the Original Credit Agreement is hereby amended by moving clause (t) therein to a new clause (u) therein and inserting the following as clause (t):
“(t)    Cash Flow Reporting: No later than 5:00 p.m. (prevailing Eastern Time) on each Tuesday, commencing with the first such Tuesday to occur after the Eleventh Amendment Effective Date, the Borrower shall provide to the Administrative Agent and the Lenders a report showing actual receipts and disbursements through the prior week in the format of the Budget, and, promptly upon request of the Agent, an explanation of any variance to the Budget.”
(g)    Section 8.01(k) of the Original Credit Agreement is hereby amended and restated in its entirety as follows:
“(k) Notice of Sales of Oil and Gas Properties; Midstream Assets. In the event the Borrower or any Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties, Midstream Assets or any Equity Interests in any Subsidiary in accordance with, and as permitted by, Section 9.12, prior written notice of such sale, transfer, assignment or other disposition, the price thereof and the anticipated date of closing and any other details thereof requested by the Administrative Agent or any Lender.”
(h)    Section 8.13 of the Original Credit Agreement is hereby amended by adding an additional clause (d) thereto as follows:
“(d)    Subject to Section 8.18, in respect of any Midstream Assets not covered by the title information delivered in clauses (a) through (c) above, the Borrower shall, and shall cause each of its Subsidiaries to, deliver to the Administrative Agent such information as the Administrative Agent shall deem reasonably necessary to verify the Loan Parties’ ownership of the easements, rights of way, fee-owned real estate and other real estate interests necessary to use, operate and maintain the Midstream Assets.”
(i)    Section 8.14(c) of the Original Credit Agreement is hereby amended and restated in its entirety as follows:
“(c)(i)    If the Borrower elects to provide additional Mortgaged Properties in lieu of making any mandatory prepayment pursuant to Section 3.04(c), then the Borrower shall, and shall cause its Subsidiaries to, grant to the Administrative Agent as security for the Obligations a first-priority Lien interest (subject only to Excepted Liens) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments. All such Liens will be created and perfected by and in accordance with the provisions of Mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places such a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).
(ii)    Subject to Section 8.18, Borrower shall, and shall cause its Subsidiaries to, grant to the Administrative Agent as security for the Obligations a first-priority lien and security interest (subject only to Excepted Liens) on the Borrower’s and such Subsidiaries’ Midstream Assets which are not subject to a fully perfected Lien on, and security interest in favor of the Administrative Agent. All such Liens will be created and perfected by and in accordance with the provisions of Mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places such a Lien on its Midstream Assets and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b). In connection with the foregoing, whenever requested by the Administrative Agent, the Borrower shall, and shall cause its Subsidiaries to, upon the request of the Administrative Agent, deliver opinions from legal counsel acceptable to the Administrative Agent, which opinions shall (a) confirm that such Midstream Assets are subject to Security Instruments securing the Obligations that constitute and create legal, valid and duly perfected Mortgage liens in such Midstream Assets and assignments of and security interests in the Hydrocarbons attributable to such Midstream Assets and the proceeds thereof, in each case subject only to Liens permitted by Section 9.03, and (b) cover such other matters as the Administrative Agent may reasonably request.”
(j)    Article VIII of the Original Credit Agreement shall be amended to insert new Sections 8.17 and 8.18 immediately after Section 8.16 thereof to read in their respective entirety as follows:
“Section 8.17. Account Control Agreements.
(a)    Notwithstanding any term or provision to the contrary, the Borrower and each other Loan Party hereby agrees that it shall cause each of their respective Deposit Accounts (other than any Deposit Accounts constituting Excluded Property), commodities accounts and securities accounts to at all times be subject to an Account Control Agreement; provided that, in respect of any Deposit Accounts in existence on September 30, 2016 maintained by the Administrative Agent or any Lender, to the extent no Account Control Agreement is then effective for such Deposit Account, no Account Control Agreement shall be required to be effective in respect of such Deposit Account until the date on which the amount on deposit in such Deposit Accounts, at any time, exceeds $0.00.
(b)    Prior to the establishment thereof, the Borrower and each Loan Party shall deliver 10 Business Days’ prior written notice to the Administrative Agent of any Deposit Account (other than a Deposit Account constituting Excluded Property, solely to the extent established or maintained for the purposes described in clause 4 of the definition thereof), commodities accounts and securities accounts opened or established by the Borrower and/or such other Loan Party.
(c)    The Borrower and each other Loan Party hereby agree that neither Borrower nor any other Loan Party shall transfer or maintain (on deposit or otherwise), any cash, cash equivalents, Investment Property (as defined in the Security Agreements), or any other amount in any Deposit Account (other than in respect of any Deposit Account constituting Excluded Property, solely to the extent such amounts are for the purposes described in clause 4 of the definition thereof), commodities accounts and securities account prior to compliance with the foregoing clauses (a) and (b).
Section 8.18. Post-Eleventh Amendment Closing Covenants. The Borrower and its Subsidiaries shall deliver (i) within 8 Business Days after the Eleventh Amendment Effective Date, Mortgages (or supplements thereto) covering all of the Borrower’s and its Subsidiaries’ Midstream Assets in Garfield County, Colorado (including all of such Midstream Assets relating to the Piceance Basin Gas Gathering System), and (ii) within 20 days after the Eleventh Amendment Effective Date, Mortgages (or supplements thereto) covering all of the Borrower’s and its Subsidiaries’ other Midstream Assets, in each case, together with the information required, or requested by the Administrative Agent, in accordance with Section 8.14.”
(k)    Section 9.12(d) of the Original Credit Agreement is hereby amended by adding the following proviso at the end of such clause, immediately before the “.” occurring therein:
“; provided any such sale, assignment, farm-out, conveyance, transfer or other disposition of Property pursuant to this clause (d) shall be for (i) fair market value, determined at the time of such sale, assignment, farm-out, conveyance, transfer or other disposition and reasonably acceptable to the Administrative Agent and (ii) for at least 90% cash consideration at the time of such sale, assignment, farm-out, conveyance, transfer or other disposition”
(l)    Article IX of the Original Credit Agreement shall be amended to insert the following as a new Section 9.20 to Article IX of the Original Credit Agreement:
“Section 9.20. Liquidation of Swap Agreements. Neither the Borrower nor any its Subsidiaries shall Liquidate any Swap Agreement (including, without limitation, any transaction thereunder); provided that the foregoing shall not prohibit the Liquidation of Swap Agreements (including, without limitation, any transactions thereunder) to the extent the Net Cash Proceeds of any such Liquidation are applied to the Borrowings as required by Section 3.04(c)(iv); provided further that nothing in this Section 9.20 shall affect the Borrower’s obligations under Section 2.07(e) and any reduction of the Borrowing Base and Commitments required thereunder in connection with any such Liquidation.”
(m)    Section 10.01 of the Original Credit Agreement shall be amended by amending and restating clause (d) therein as follows:
“(d)    the Parent, the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 2.12(a)(i)(B), Section 8.01(j), Section 8.01(k), Section 8.01(m), Section 8.01(p), Section 8.01(t), Section 8.02, Section 8.03, Section 8.13, Section 8.14, Section 8.15, Section 8.17, Section 8.18 or in ARTICLE IX; provided, that an Event of Default under clause (a) of Section 9.18 shall not be deemed to have occurred unless the breach of such provision has continued unremedied for a period of 10 days after its occurrence.”
Section 3.    Monetization; Liquidation of Certain Swap Agreement Transactions. The Loan Parties hereby agree, on a commercially reasonable efforts basis, on or prior to the date that is 5 Business Days after the date hereof, to Liquidate Swap Agreement transactions to the reasonable satisfaction of the Administrative Agent such that the Borrower shall have sufficient funds, giving pro forma effect to the payments required to be made by Borrower as a pre-condition to this Agreement, to pay the October 2016 Interest Payment and the December 2016 Interest Payment, in each case, as and when due. The Borrower further agrees to repay the Borrowings as required by Section 3.04(c)(iv) of the Credit Agreement. Notwithstanding the provisions of Section 10.01 of the Credit Agreement, the Loan Parties agree that any failure to comply with the requirements in this section 3 shall be deemed to be an Event of Default under the Loan Documents.
Section 4.    Conditions Precedent. This Agreement shall become effective upon the satisfaction (as determined by the Administrative Agent in its sole discretion) of each of the following:
(a)    the Administrative Agent shall be in receipt of this Agreement, duly executed and delivered by the Administrative Agent, the Required Lenders and each Loan Party;
(b)    the Administrative Agent shall be in receipt of payment in respect of all accrued and unpaid out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses) incurred by Administrative Agent and/or its Affiliates, as required by the terms of Section 12.03 of the Credit Agreement;
(c)    the Borrower shall pay, and the Administrative Agent, for the pro rata account of the Lenders, shall be in receipt of, funds sufficient to pay (i) all outstanding Borrowing Base Deficiency outstanding as of the date hereof plus (ii) $37,500,000, which $37,500,000 will be applied to any Borrowing Base Deficiency installments required as a result of the Scheduled Redetermination of the Borrowing Base to be effective during the month of November, 2016, in direct order;
(d)    the Administrative Agent shall be in receipt of a certificate of a Responsible Officer of the Borrower and each other Loan Party certifying that each of the representations and warranties of the Borrower and such other Loan Party set forth in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (except (x) that any representation or warranty that is qualified as to materiality or any a Material Adverse Effect clause shall be true and correct in all respects and (y) for the failure of the representations and warranties in Section 7.04(b)(i), Section 7.07(b), Section 7.07(c) and Section 7.22 of the Credit Agreement to be true and correct in all material respects as of the date of such certification solely as result of the existence of the Subject Defaults) with the same force and effect as though such representations and warranties have been made on and as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date, such representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified as to materiality or any a Material Adverse Effect clause shall be true and correct in all respects) as of such earlier date; and
(e)    subject to the Subject Defaults, no Default or Event of Default exists or will exist as a result of the execution of this Agreement.
Section 5.    Certain Representations. Each Loan Party hereby represents and warrants that, as of the date hereof: (a) such Loan Party has full power and authority to execute this Agreement and this Agreement shall constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other Person is required for the execution, delivery and performance by such Loan Party with the terms and provisions of this Agreement. In addition, each of the Loan Parties hereby represents and warrants, as of the date hereof, that each of the representations and warranties of such Loan Party set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except (x) that any representation or warranty that is qualified as to materiality or any a Material Adverse Effect clause shall be true and correct in all respects and (y) for the failure of the representations and warranties in Section 7.04(b)(i), Section 7.07(b), Section 7.07(c) and Section 7.22 of the Credit Agreement to be true and correct in all material respects solely as result of the existence of the Subject Defaults) with the same force and effect as though such representations and warranties have been made on and as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date, such representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified as to materiality or any a Material Adverse Effect clause shall be true and correct in all respects) as of such earlier date.
Section 6.    Ratification of Liability; Release; Limited Waiver, etc.
(a)    Each of the Loan Parties hereby ratifies and affirms all of its obligations under each Loan Documents to which it is a party in respect of payment, performance, indemnification or otherwise including, without limitation, guarantees of such obligations, and hereby ratifies and affirms its grant of liens on, and/or security interests in, their properties pursuant to such Loan Documents as security for the Obligations and confirms and agrees that such liens and security interests secure all of the Obligations, including any additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement and/or any other Loan Document. Each Loan Party acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and such Loan Party waives any defense, offset, counterclaim or recoupment with respect thereto.
(b)    Each of the Loan Parties (on behalf of itself and its Affiliates) for itself and for its successors in title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any of the Loan Parties, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent, the Lenders and each of the other Secured Parties in their respective capacities as such under the Loan Documents, and the Administrative Agent’s, each Lender’s and each other Secured Party’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Administrative Agent, each Lender each of the other Secured Parties or any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals would be liable if such persons or entities were found to be liable to any Releasing Party or any of them (collectively, hereinafter the “Releasees”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, crossclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, rights of setoff and recoupment, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any claims relating to (i) the making or administration of the Loans, including, without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability” theories, (ii) any covenants, agreements, duties or obligations set forth in the Loan Documents, (iii) increased financing costs, interest or other carrying costs, (iv) penalties, (v) lost profits or loss of business opportunity, (vi) legal, accounting and other administrative or professional fees and expenses and incidental, consequential and punitive damages payable to third parties, (vii) damages to business reputation, or (viii) any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Releasees, and which are, in each case, based on any act, fact, event or omission or other matter, cause or thing occurring at any time prior to or on the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement and/or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”). Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this section 6(b).
(c)    Each of the Borrower and other Loan Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower or any other Loan Party pursuant to section 6(b) hereof.
(d)    If the Borrower, any other Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrower and other Loan Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.
Section 7.    Limitation on Agreements; Effect on Waiver. Except as expressly provided in section 1 and section 2 hereof, this Agreement shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which Administrative Agent, the Issuing Bank and/or any Lender now has or may have in the future under or in connection with the Credit Agreement and the Loan Documents. All terms and provisions of the Loan Documents remain in full force and effect, except to the extent expressly modified by this Agreement. This Agreement shall constitute a Loan Document for all purposes in the Credit Agreement and the other Loan Documents.
The parties hereto agree that, notwithstanding anything to the contrary herein or in the Waiver to the contrary, effective as of the date hereof, the Waiver is superseded in all respects by this Agreement, terminated and of no further force or effect.
Section 8.    Counterparts; Integration; Effectiveness; Electronic Signatures. The provisions of Section 12.06 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
Section 9.    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
(a)    Governing Law. The provisions of Section 12.09(a) of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
(b)    Submission to Jurisdiction. The provisions of Section 12.09(b) of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
(c)    Waiver of Venue. The provisions of Section 12.09(c) of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
(d)    Service of Process. The provisions of Section 12.09(d) of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
(e)    WAIVER OF JURY TRIAL. THE PROVISIONS OF SECTION 12.09(e) OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.
[This space is left intentionally blank. Signature pages follow.]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
BORROWER:

VANGUARD NATURAL GAS, LLC

By:/s/ Richard Robert
Richard Robert
Executive Vice President
    and Chief Financial Officer

VANGUARD NATURAL RESOURCES, LLC

By:/s/ Richard Robert
Richard Robert, Executive Vice President
and Chief Financial Officer

VNR HOLDINGS, LLC

By: Vanguard Natural Gas, LLC
Sole Member

By: /s/ Richard Robert
Richard Robert, Executive Vice President
and Chief Financial Officer

VANGUARD OPERATING, LLC

By: Vanguard Natural Gas, LLC
Sole Member

By: /s/ Richard Robert
Richard Robert, Executive Vice President
and Chief Financial Officer

ENCORE CLEAR FORK PIPELINE LLC

By:/s/ Richard Robert
Richard Robert, Executive Vice President
and Chief Financial Officer

EAGLE ROCK ACQUISITION PARTNERSHIP, L.P.

By: EAGLE ROCK UPSTREAM DEVOLOPMENT COMPANY, INC.,
its general partner

By:/s/ Richard Robert
Richard Robert
Executive Vice President, Chief Financial Officer and Secretary

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

By: EAGLE ROCK UPSTREAM DEVOLOPMENT COMPANY II, INC.,
its general partner

By:/s/ Richard Robert
Richard Robert
Executive Vice President, Chief Financial Officer and Secretary

EAGLE ROCK ENERGY ACQUISITION CO., INC.

By:/s/ Richard Robert
Richard Robert
Executive Vice President, Chief Financial Officer and Secretary

EAGLE ROCK ENERGY ACQUISITION CO. II, INC.

By:/s/ Richard Robert
Richard Robert
Executive Vice President, Chief Financial Officer and Secretary

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.

By:/s/ Richard Robert
Richard Robert
Executive Vice President, Chief Financial Officer and Secretary

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.

By:/s/ Richard Robert
Richard Robert
Executive Vice President, Chief Financial Officer and Secretary

ESCAMBIA ASSET CO. LLC

By:/s/ Richard Robert
Richard Robert
Executive Vice President, Chief Financial Officer and Secretary

ESCAMBIA OPERATING CO. LLC

By:/s/ Richard Robert
Richard Robert
Executive Vice President, Chief Financial Officer and Secretary

VNR FINANCE CORP.
By:/s/ Richard Robert
    Richard Robert
Executive Vice President and Chief Financial Officer
ADMINISTRATIVE AGENT:

CITIBANK, N.A.
as Administrative Agent and Issuing Bank

By:/s/ Jeff Ard
Name:    Jeff Ard
Title:    Vice President

LENDERS:

CITIBANK, N.A.,
as a Lender

By:/s/ Jeff Ard
Name:    Jeff Ard
Title:    Vice President

WELLS FARGO BANK, N.A.,
as a Lender

By:/s/David Maynard
Name:    David Maynard
Title:    Senior Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:/s/ Michael Clayborne
Name:    Michael Clayborne
Title:    Director

BANK OF MONTREAL,
as a Lender

By:/s/James V. Ducote
Name:    James V. Ducote
Title:    Managing Director

BARCLAYS BANK PLC,
as a Lender

By:/s/Sean Duggan
Name:    Sean Duggan
Title:    Assistant Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender

By:/s/Daria Mahoney
Name:    Daria Mahoney
Title:    Authorized Signatory

By:/s/Trudy Nelson
Name:    Trudy Nelson
Title:    Authorized Signatory
CREDIT AGRICOLE CORPORATE & INVESTMENT BANK,
as a Lender

By:/s/Ron Spitzer
Name:    Ron Spitzer
Title:    Managing Director

By:/s/Kathleen Sweeney
Name:    Kathleen Sweeney
Title:    Managing Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:/s/Bryan J. Matthews
Name:    Bryan J. Matthews
Title:    Authorized Signatory

By:/s/Julia Bykhovskaia
Name:    Julia Bykhovskaia
Title:    Authorized Signatory

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:/s/Dusan Lazarov
Name:    Dusan Lazarov
Title:    Director

By:/s/Marcus M. Tarkington
Name:    Marcus M. Tarkington
Title:    Director

FIFTH THIRD BANK,
as a Lender

By:/s/Justin Bellamy
Name:    Justin Bellamy
Title:    Director

ING CAPITAL LLC,
as a Lender

By:/s/Juli Bieser
Name:    Juli Bieser
Title:    Managing Director

By:/s/Josh Strong
Name:    Josh Strong
Title:    Director
JPMORGAN CHASE BANK, N.A.,
as a Lender

By:/s/Darren Vanek
Name:    Darren Vanek
Title:    Executive Director

NATIXIS, NEW YORK BRANCH,
as a Lender

By:/s/Brice Le Foyer
Name:    Brice Le Foyer
Title:    Director

By:/s/Ajay Prakash
Name:    Ajay Prakash
Title:    Vice President

PNC BANK NATIONAL ASSOCIATION,
as a Lender

By:/s/John Ataman
Name:    John Ataman
Title:    SVP

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:/s/Ryo Suzuki
Name:    Ryo Suzuki
Title:    General Manager

THE BANK OF NOVA SCOTIA,
as a Lender

By:/s/Marc Graham
Name:    Marc Graham
Title:    Director

CITIZENS BANK, N.A.,
as a Lender

By:/s/Gregory Clark
Name:    Gregory Clark
Title:    EVP/TL

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:/s/Parul June
Name:    Parul June
Title:    Senior Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:/s/Matthew Brice
Name:    Matthew Brice
Title:    Vice President

COMMONWEALTH BANK OF AUSTRALIA,
as a Lender

By:/s/Sanjay Remond
Name:    Sanjay Remond
Title:    Director

MORGAN STANLEY BANK, N.A.,
as a Lender

By:/s/Kevin Newman
Name:    Kevin Newman
Title:    Authorized Signatory

ASSOCIATED BANK, N.A.,
as a Lender

By:/s/Farhan Iqbal
Name:    Farhan Iqbal
Title:    Senior Vice President

WHITNEY BANK,
as a Lender

By:/s/Liana Tchernysheva
Name:    Liana Tchernysheva
Title:    Senior Vice President

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:/s/Christopher Renyi
Name:    Christopher Renyi
Title:    Vice President

SUNTRUST BANK,
as a Lender

By:/s/Janet R. Naifel
Name:    Janet R. Naifel
Title:    Senior Vice President

ABN AMRO CAPITAL USA LLC,
as a Lender

By:/s/Elizabeth Johnson
Name:    Elizabeth Johnson
Title:    Director

By:/s/J.D. Kalverkamp
Name:    J.D. Kalverkamp
Title:    Country Executive